UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 21, 2006

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 21, 2006, Central European Media Enterprises Ltd. (the “Company”) entered into a revolving loan agreement for up to EUR 100 million in aggregate principal amount (the “Loan Agreement”) with the European Bank for Reconstruction and Development (the “EBRD”). Central European Media Enterprises N.V. (“CME NV”) and CME Media Enterprises B.V. (“CME BV”) are acting as guarantors. The Company has entered into a pledge agreement with EBRD on July 21, 2006 to pledge its shares in CME NV; and CME NV has entered into a pledge agreement with EBRD on July 21, 2006 to pledge its shares in CME BV, as security for the facility. The Company and CME BV also entered into a contract assignment with EBRD on July 21, 2006, pursuant to which they are assigning their rights under the framework agreement signed with PPF (Cyprus) Ltd on December 13, 2004, as amended.

The maturity date of the facility is May 10, 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 21, 2006, Central European Media Enterprises Ltd. (the “Company”) entered into a revolving loan agreement for up to EUR 100 million in aggregate principal amount (the “Loan Agreement”) with the European Bank for Reconstruction and Development (the “EBRD”). Central European Media Enterprises N.V. (“CME NV”) and CME Media Enterprises B.V. (“CME BV”) are acting as guarantors. The Company has entered into a pledge agreement with EBRD on July 21, 2006 to pledge its shares in CME NV; and CME NV has entered into a pledge agreement with EBRD on July 21, 2006 to pledge its shares in CME BV, as security for the facility. The Company and CME BV also entered into a contract assignment with EBRD on July 21, 2006, pursuant to which they are assigning their rights under the framework agreement signed with PPF (Cyprus) Ltd on December 13, 2004, as amended. The Company, CME NV, CME BV and EBRD also signed an intercreditor agreement with JPMorgan Chase Bank, N.A., London Branch (in its capacity as trustee and security trustee (the “Trustee”) under the Company’s indenture, signed on May 5, 2005 (the “Indenture”)) to regulate the sharing and enforcement between EBRD and the Trustee of the two share pledges and the contract assignment.

Initial drawings under the facility up to EUR 100 million will be used for certain specified projects in Central and Eastern Europe. Interest shall be calculated for each interest period (of three months) at EURIBOR plus 2.75%. The facility under the Loan Agreement shall be available until the maturity date, which is May 10, 2011, subject to amortization of the loan by 7.5% every six months from May 2008 to November 2009; then by 15% in May 2010 and November 2010; and by 40% in May 2011.

The Company may be required to prepay amounts drawn under certain circumstances, including upon certain types of change of control when followed by a ratings decline, upon the occurrence of certain asset dispositions or upon prepayment of new long-term indebtedness otherwise maturing after May 10, 2011.

The Loan Agreement contains customary representations, warranties and events of default. The covenants are broadly in line with the Company’s senior notes issued pursuant to the Indenture.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: July 27, 2006	/s/ Wallace Macmillan
Wallace Macmillan
Vice President - Finance
(Principal Financial Officer and Accounting Officer)